Revonergy Inc. Announces Private Placement Financing

Renewable Energy Company Operating Globally Successfully Completes USD $400,000 Private Placement

LONDON, Apr 29, 2010 (BUSINESS WIRE) -- Revonergy Inc. ("Revonergy" or the "Company"), (symbol RNRG-OTCBB) announces the Company has successfully completed a private placement financing for USD$400,000.

Hong Kong-based Mandarin Venture Capital Inc. has subscribed to purchase 1,333,333 common shares of par value $0.001 (the "Shares") of Revonergy stock at the price of $0.30 per Share for total consideration of $400,000, plus warrants entitling the subscriber to purchase an additional 666,667 common shares at the price of $0.40 per share until 31st March 2011.

The Shares were issued pursuant to Regulation S as an exemption to the registration provisions under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act.

The proceeds from this private placement will be used for general working capital purposes towards the Company's operations.

About Revonergy Inc.

Revonergy Inc. is engaged in the acquisition, design, development and operation of renewable energy power plants globally.  The Company is focused on renewable energy projects that have the potential to generate long-term stable cash flows and renewable energy credits.  For more information see www.revonergy.com

IMPORTANT DISCLAIMER:

THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN (SUCH AS STATEMENTS RELATING TO THE FUTURE ANTICIPATED DIRECTION OF THE INDUSTRY, PLANS FOR FUTURE EXPANSION, VARIOUS BUSINESS DEVELOPMENT ACTIVITIES, PLANNED CAPITAL EXPENDITURES, FUTURE FUNDING SOURCES, ANTICIPATED SALES GROWTH AND POTENTIAL CONTRACTS) INVOLVE IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS IN THE FUTURE AND, ACCORDINGLY, SUCH RESULTS MAY VARY MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENT MADE BY OR ON BEHALF OF THE COMPANY.

SOURCE: Revonergy Inc.

Revonergy Inc.
Jason Knox, Investor Communications
+44 207 993 5700
jason.knox@revonergy.com